EXHIBIT 10.06

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

S11-220 : MKA	Confidential EXCLUSIVE (EQUITY) AGREEMENT

EXCLUSIVE (EQUITY) AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY ("Stanford"), an institution of higher education having powers under the laws of the State of California, and Brain Stethoscope, Inc. ("Company"), a corporation having a principal place of business at 555 Bryant St., #895, Palo Alto, California 94301, is effective on the 15th day of June, 2015 ("Effective Date").

1.
BACKGROUND

Stanford has an assignment of inventions involving the sonification of brain waves using a portable device. They are entitled "Method of Sonifying Brain Electrical Activity", "Method of Sonifying Signals Obtained from a Living Subject,", and "Seizure Detection Device, were invented in the laboratory of Dr. Josef Parvizi and Dr. Chris Chafe, and are described in Stanford Docket Sl 1-220, S13-470, and S14-459. The inventions were made in the course of research supported by the [***]. Stanford wants to have the inventions perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

2.
DEFINITIONS
2.1
“Ancillary Product” means any separately-priced service, product or accessory (i) the making, using, importing or selling of which, absent this Agreement, does not infringe, induce infringement or contribute to infringement of a Licensed Patent, and (ii) is not made with and does not use or incorporate any Technology. Ancillary Products shall not be deemed Licensed Products, even if sold for use in connection with Licensed Products. By way of example and not limitation, [***].
2.2
"Exclusive" means that, subject to Articles 3 and 5, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.
2.3
"Fully Diluted Basis" means the total number of shares of Company's issued and outstanding common stock, assuming:
(A)
the conversion of all issued and outstanding securities convertible into common stock;
(B)
the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and
(C)
the issuance, grant, and exercise of all securities reserved for issuance pursuant to

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any Company stock or stock option plan then in effect.
2.4
"Licensed Field of Use" means the design, manufacture, marketing, sale and use of portable devices to detect, monitor, recode into audible sounds, record, analyze, transmit and playback brain wave activity.
2.5
"Licensed Patent" means Stanford's [***], any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. "Licensed Patent" excludes any continuation-in-part (CIP) patent application or patent.
2.6
"Licensed Product" means a product or part of a product in the Licensed Field of Use:
(A)
the making, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent; or
(B)
which is made with, uses or incorporates any Technology.

Ancillary Product is not included as License Product

2.7
"Licensed Territory means the world.
2.8
"Net Sales" means all gross revenue derived by Company or sublicensees, their distributors or designees, from the sale, transfer or other disposition of Licensed Product to an end user. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):
(A)
import, export, excise and sales taxes, and custom duties;
(B)
costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;
(C)
costs of installation at the place of use; and
(D)
credit for returns, allowances, or trades.
2.9
"Nonroyalty Sublicensing Consideration" means any consideration received by Company from a sublicensee hereunder but excluding any consideration for:
(A)
royalties on products sales (royalties on product sales by sublicensees will be treated as if Company made the sale of such product);
(B)
investments in Company stock;

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(C)
research and development expenses calculated on a fully burdened basis;
(D)
debt; and
(E)
reimbursement of out-of pocket patent prosecution and maintenance expenses for Patent Matters.
2.10
"Patent Matters" means preparing, filing, and prosecuting broad and extensive patent claims (including any interference or reexamination actions) for Stanford's benefit in the Licensed Territory and for maintaining all Licensed Patents.
2.11
"Stanford Indemnitees" means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.
2.12
"Sublicense" means any agreement between Company and a third party that contains a grant to Stanford's Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products on behalf of Company is not considered a Sublicense.
2.13
"Technology" means the Licensed Patents and that additional information or materials listed in Appendix D, to the extent they are provided by Stanford to Company. Technology may or may not be confidential in nature.
3.
GRANT
3.1
Grant. Subject to the terms and conditions of this Agreement, Stanford grants Company a license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import , offer to sell and sell Licensed Product in the Licensed Territory.
3.2
Exclusivity. The license is Exclusive, including the right to sublicense under Article 4, in the Licensed Field of Use beginning on the Effective Date and ending on the earlier of:
(A)
the [***] anniversary of the Effective Date; or
(B)
the [***] anniversary of the date of first sale of any Licensed Product by Company or a sublicensee. Company agrees to promptly inform Stanford in writing of this first sale.
3.3
Nonexclusivity. After the Exclusive term, the license will be nonexclusive until the last Licensed Patent expires.

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3.4
Retained Rights. Stanford retains the right, on behalf of itself and all other non-profit research institutions, to practice the Licensed Patent and use Technology for any non-profit purpose, including sponsored research and collaborations. Company agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in the Technology or a Licensed Patent.
3.5
Specific Exclusion. Stanford does not:
(A)
grant to Company any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent or Technology;
(B)
commit to Company to bring suit against third parties for infringement, except as described in Article 14; and
(C)
agree to furnish to Company any technology or technological information other than the Technology or to provide Company with any assistance.
4.
SUBLICENSING
4.1
Permitted Sublicensing. Company may grant Sublicenses in the Licensed Field of Use only during the Exclusive term and only if Company is developing or selling Licensed Products. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A. Stanford agrees that Company may apportion without discrimination between Company and Stanford patents a commercially reasonable percentage of sublicensing payments made to Stanford pursuant to Section 4.6, provided however that Company provides Stanford with the proposed apportionment and justification prior Company's payment pursuant to Section 8.1. Stanford and Company agree to meet to discuss such proposed apportionment if in Stanford's opinion the apportionment does not reasonably reflect the value of the Licensed Patents.
4.2
Required Sublicensing. If Company is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a sublicensee, Company will, at Stanford's request, negotiate in good faith a Sublicense with any such sublicensee. Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world.
4.3
Sublicense Requirements. Any Sublicense:
(A)
is subject to this Agreement;
(B)
will reflect that any sublicensee will not further sublicense;

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(C)
will prohibit sublicensee from paying royalties to an escrow or other similar account;
(D)
will expressly include the provisions of Articles 8, 9, and 10 for the benefit of Stanford; and
(E)
will include the provisions of Section 4.4 and require the transfer of all the sublicensee's obligations to Company, including the payment of royalties specified in the Sublicense, to Stanford or its designee, if this Agreement is terminated. If the sublicensee is a spin-out from Company, Company must guarantee the sublicensee's performance with respect to the payment of Stanford's share of Sublicense royalties.
4.4
Litigation by Sublicensee. Any Sublicense must include the following clauses:
(A)
In the event sublicensee brings an action seeking to invalidate any Licensed Patent:
(1)
sublicensee will double the payment paid to Company during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, sublicensee will pay triple times the payment paid under the original Sublicense;
(2)
sublicensee will have no right to recoup any royalties paid before or during the period challenge;
(3)
any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum; and
(4)
sublicensee shall not pay royalties into any escrow or other similar account.
(B)
Sublicensee will provide written notice to Stanford at least [***] prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.
4.5
Copy of Sublicenses and Sublicensee Royalty Reports. Company will submit to Stanford a copy of each Sublicense, any subsequent amendments and all copies of sublicensees' royalty reports. Beginning with the first Sublicense, the Chief Financial Officer or equivalent will certify annually regarding the name and number of sublicensees.
4.6
Sharing of Sublicensing Income. Company will pay to Stanford a portion of all Nonroyalty Sublicensing Consideration for the Sublicense of Licensed Patents and Technology, as provided below:
(A)
[***] of all Nonroyalty Sublicensing Consideration actually received by Company prior to its submission to the United States Food and Drug Administration ("FDA")

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of its first premarket notification pursuant to Section 510(k) of the Food, Drug and Cosmetic Act (a "510(k) Submission") and [***] of all Nonroyalty Sublicensing Consideration actually received by Company after its first 510(k) Submission.
4.7
Royalty-Free Sublicenses. If Company pays all royalties due Stanford from a sublicensee's Net Sales, Company may grant that sublicensee a royalty-free or non-cash:
(A)
Sublicense or
(B)
cross-license.
5.
GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be "manufactured substantially in the United States." Company will ensure all obligations of these provisions are met.

6.
DILIGENCE
6.1
Milestones. Because the invention is not yet commercially viable as of the Effective Date, Company will diligently develop, manufacture, and sell Licensed Product and will diligently develop markets for Licensed Product. In addition, Company will meet the milestones shown in Appendix A, and notify Stanford in writing as each milestone is met.
6.2
Progress Report. By [***] of each year, Company will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Company toward meeting this Agreement's diligence requirements. Each report will describe, where relevant: Company's progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones , market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product. Company will specifically describe how each Licensed Product is related to each Licensed Patent.
6.3
Clinical Trial Notice. Company will notify the Stanford University Office of Technology Licensing prior to commencing any clinical trials at Stanford.
7.
ROYALTIES
7.1
Issue Royalty. Company will pay to Stanford a noncreditable, nonrefundable license issue royalty of [***] upon signing this Agreement and an additional [***] upon the earlier of [***] following the Effective Date or Company raising at least [***] of working capital from investors whether through the issuance and sale of debt, equity or convertible

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securities.
7.2
Equity Interest. As further consideration, Company will grant to Stanford [***] shares of common stock in Company. When issued, those shares will represent [***] of the (common or preferred) stock in Company on a Fully Diluted Basis. The shares are valued at [***] per share. Company agrees to provide Stanford with the capitalization table upon which the above calculation is made. Company will issue [***] of all shares granted to Stanford pursuant to this Section 7.2 and Section 7.3 directly to and in the name of the inventors listed below allocated as stated below:

Josef Parvizi	[***]
Chris Chafe	[***]

7.3
Anti-Dilution Protection. Company will issue Stanford, without further consideration, any additional shares of stock of the class issued pursuant to Section 7.2 necessary to ensure that the number of shares issued Stanford pursuant to Section 7.2 and this Section 7.3 does not represent less than [***] of the shares issued and outstanding on a Fully-Diluted Basis at any time through the completion of issuance of all shares to be issued in connection with the First Round of bona fide equity investment in Company from a single or group of investors which is both (i) at least [***] in size and (ii) at a price per share which, when applied to stock actually outstanding immediately after such round, implies a post-financing equity valuation of Company of at least [***]. A “First Round” is a bona fide round of equity, warrant, option or convertible equity investment which includes all the tranches prior to the completion of the financing. This right will expire upon the issuance of all shares to be issued in connection with such First Round, but will apply to all shares to be issued in or in connection with such First Round.
7.4
Purchase Right.
(A)
Stanford shall have the right, but not the obligation, to purchase for cash up to its Share of the securities issued in any Qualifying Offering on the terms, and subject to the conditions, set forth in this Section 7.4 (the “Purchase Right”). For purposes of this Agreement:
(1)
“Adjustment Event” means the final closing of the first Threshold Qualifying Offering occurring after the date of this Agreement.
(2)
“Qualifying Offering” means a private offering of Company’s equity securities (or securities convertible into or exercisable for Company’s equity securities) for cash (or in satisfaction of debt issued for cash) having its final closing on or after the date of this Agreement and which includes investment by one or more venture capital, professional angel, corporate or other similar institutional investors other than Stanford.

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(3)
“Share” means:
(a)
[***] with respect to any Qualifying Offering having a closing on or before the date of an Adjustment Event; or
(b)
with respect to any Qualifying Offering having a closing after an Adjustment Event, but before a Termination Event, the percentage necessary for Stanford to maintain its pro rata ownership interest in Company on a Fully-Diluted Basis.
(4)
“Threshold Qualifying Offering” means any Qualifying Offering which either is at least [***] in size or (ii) involves the sale to outside investors of at least [***] of the securities outstanding after such round on a Fully-Diluted Basis.
(B)
The Purchase Right shall terminate upon the earliest to occur of the following (each a “Termination Event”):
(1)
Stanford’s execution of an investor rights agreement or similar agreement (each a “Rights Agreement”) in connection with a Threshold Qualifying Offering so long the Rights Agreement satisfies the terms of this Section 7.4 and Section 7.5 below;
(2)
Stanford purchases less than its entire Share of a Qualifying Offering; and
(3)
Stanford fails to give an election notice within the Notice Period for a Qualifying Offering which has its final closing within [***] of the date such notice is received by Stanford and which is closed on terms that are the same or less favorable to the investors as the terms stated in Company’s notice to Stanford.
(C)
The Purchase Right shall not apply to the issuance of securities: (i) to employees, current members of Company’s Board of Directors and other service providers pursuant to a plan approved by Company’s Board of Directors; or (ii) as additional consideration in lending or leasing transactions; or (iii) to an entity pursuant to an arrangement that Company’s Board of Directors determines in good faith is a strategic partnership or similar arrangement of Company (i.e., an arrangement in which the entity’ s purchase of securities is not primarily for the purpose of financing Company); or (iv) to shareholders of another corporation in connection with the acquisition of that corporation by Company.
(D)
For the avoidance of doubt: (i) any securities Stanford may acquire or have the right to acquire under Section 7.2 or 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.4 or under any applicable Rights Agreement; and (ii) Stanford shall not be obligated to purchase under this Section 7.4 any Company securities it has the right to acquire under Section 7.2 or 7.3 above.

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7.5
Rights Agreements; Information Rights; Notice; Elections.
(A)
Company shall ensure that each Rights Agreement executed by Stanford in connection with a Qualifying Offering will grant to Stanford the same rights as all other investors who are parties to that Rights Agreement. In particular, Company shall ensure that each such Rights Agreement will grant to Stanford the same right to purchase additional securities in future offerings, the same information rights, and the same registration rights as are granted to other parties thereto, including all such rights granted to any investor designated as a “Major Investor” or other similar designation, even if Stanford is not so designated.
(B)
Notwithstanding any terms to the contrary contained in any applicable Rights Agreement:
(1)
Stanford shall not have any board representation or board meeting attendance rights;
(2)
In connection with all Qualifying Offerings, Company shall give Stanford notice of the terms of the offering, including: (i) the names of the investors, the allocation of shares among them and the total amounts to be invested by each of them in such offering; (ii) pre- and post- (projected) financing capitalization table; (iii) investor presentation (if available); (iv) an introduction to the lead investor in such offering for the purpose of discussing the lead investor’s due diligence process; and (v) such other documents and information as Stanford may reasonably request for the purpose of making an investment decision or verifying the number of shares it is entitled to purchase in such offering; and
(3)
Stanford may elect to exercise its Purchase Right, in whole or in part, by notice given to Company within [***] after receipt of Company’s notice (“Notice Period”).
(C)
If Stanford has no information rights under a Rights Agreement and to the extent that such information has been prepared by Company for other purposes, so long as Stanford holds Company securities, Company shall furnish to Stanford, upon request and as promptly as reasonably practicable, Company’s annual consolidated financial statements and annual operating plan, including an annual report of the holders of Company’s units and other securities, and such other information as Stanford may reasonably request from time to time for the purpose of valuing its interest in Company.
(D)
Notwithstanding any notice provision in this Agreement to the contrary, any notice given under this Agreement that refers or relates to any of Section 7.4 above or this Section 7.5 shall be copied concurrently to [***]; provided, however, that delivery of the copy will not by itself constitute notice for any purpose under this Agreement

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7.6
License Maintenance Fee. Beginning on the first anniversary of the Effective Date and each of the next [***] anniversaries of the Effective Date thereafter, Company will pay Stanford a yearly license maintenance fee of [***]. On the [***] anniversary of the Effective Date and each anniversary of the Effective Date thereafter, Company will pay Stanford a yearly license maintenance fee of [***]. Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.10.
7.7
Milestone Payments. Company will pay Stanford the following milestone payments: [***] upon the earlier of the consummation of a First Round or the Company's first commercial sale of its product.
7.8
Earned Royalty. Company will pay Stanford earned royalties (Y%) on Net Sales as follows:

[***] of Net Sales

The Company agrees that Licensed Product will be sold at a reasonable price comparable to similar products in market, to be agreed upon by Stanford.

7.9
Earned Royalty if Company Challenges the Patent. Notwithstanding the above, should Company bring an action seeking to invalidate any Licensed Patent, Company will pay royalties to Stanford at the rate of [***] percent ([***]%) of the Net Sales of all Licensed Products sold during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by Company is both valid and infringed by a Licensed Product, Company will pay royalties at the rate of [***] percent ([***]%) of the Net Sales of all Licensed Products sold.
7.10
Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)
if Company pays Stanford a [***] maintenance payment for year Y, and according to Section 7.8 [***] in earned royalties are due Stanford for Net Sales in year Y, Company will only need to pay Stanford an additional [***] for that year's earned royalties.
(B)
if Company pays Stanford a [***] maintenance payment for year Y, and according to Section 7.8 [***] in earned royalties are due Stanford for Net Sales in year Y, Company will not need to pay Stanford any earned royalty payment for that year. Company will not be able to offset the remaining [***] against a future year's earned royalties.
7.11
Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience's sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made,

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used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, Company will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.
7.12
No Escrow. Company shall not pay royalties into any escrow or other similar account.
7.13
Currency. Company will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. Company will make royalty payments to Stanford in U.S. Dollars.
7.14
Non-U.S. Taxes. Company will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.
7.15
Interest. Any payments not made when due will bear interest at the lower of (a) the Prime Rate published in the Wall Street Journal plus 200 basis points or (b) the maximum rate permitted by law.
8.
ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING
8.1
Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product by Company or a sublicensee, Company will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within [***] after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Company will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.8).
8.2
No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Company is successful, Company will have no right to recoup any royalties paid before or during the period challenge.
8.3
Termination Report. Company will pay to Stanford all applicable royalties and submit to Stanford a written report within [***] after the license terminates. Company will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.
8.4
Accounting. Company will maintain records showing manufacture, importation, sale, and use of a Licensed Product for [***] from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

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8.5
Audit by Stanford. Company will allow Stanford or its designee to examine Company’s records to verify payments made by Company under this Agreement.
8.6
Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [***] or more for the period being audited, Company will pay the audit costs.
8.7
Self-audit. Company will conduct an independent audit of sales and royalties at least every [***] if annual sales of Licensed Product are over [***]. The audit will address, at a minimum, the amount of gross sales by or on behalf of Company during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of Company. Company will submit the auditor's report promptly to Stanford upon completion. Company will pay for the entire cost of the audit.
9.
EXCLUSIONS AND NEGATION OF WARRANTIES
9.1
Negation of Warranties. Stanford provides Company the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:
(A)
of merchantability, of fitness for a particular purpose;
(B)
of non-infringement; or
(C)
arising out of any course of dealing.
9.2
No Representation of Licensed Patent. Company also acknowledges that Stanford does not represent or warrant:
(A)
the validity or scope of any Licensed Patent; or
(B)
that the exploitation of Licensed Patent or Technology will be successful.
10.
INDEMNITY
10.1
Indemnification. Company will indemnify, hold harmless , and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Company under this Agreement or the breach of this Agreement by Company.
10.2
No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

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10.3
Workers' Compensation. Company will comply with all statutory workers' compensation and employers' liability requirements for activities performed under this Agreement.
10.4
Insurance. During the term of this Agreement, Company will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of Company and its sublicensees. The insurance will provide minimum limits of liability of [***] and will include all Stanford Indemnitees as additional insureds. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within [***] of the Effective Date of this Agreement, Company will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Company will provide to Stanford [***] prior written notice of cancellation or material change to this insurance coverage. Company will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Company will be primary coverage; insurance of Stanford Indemnitees will be excess and noncontributory.
11.
EXPORT

Company and its affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, "licensed commodities" means any article, material or supply but does not include information; and "technical data" means tangible or intangible technical information that is subject to U.S. export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the U.S. Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Company hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

12.
MARKING

Before any Licensed Patent issues, Company will mark Licensed Product with the words "Patent Pending." Otherwise, Company will mark Licensed Product with the number of any issued Licensed Patent.

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13.
STANFORD NAMES AND MARKS

Company will not use (i) Stanford's name or other trademarks, (ii) the name or trademarks of any organization related to Stanford, or (iii) the name of any Stanford faculty member, employee, student or volunteer without the prior written consent of Stanford. Permission may be withheld at Stanford's sole discretion. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media.

14.
PROSECUTION AND PROTECTION OF PATENTS
14.1
Patent Prosecution.
(A)
Following the Effective Date and subject to Stanford's approval, Company will be responsible for Patent Matters. Company will use its best efforts with respect to the Patent Matters and in doing so will act in good faith irrespective of other patents, patent applications, or other rights that Company may possess. Company will notify Stanford before taking any substantive actions in prosecuting the claims, and Stanford will have final approval on how to proceed with any such actions. To aid Company in this process, Stanford will provide information, execute and deliver documents and do other acts as Company shall reasonably request from time to time. If Stanford at any time believes that the Company has failed to satisfy the standards of this Section 14.l(A), it may, upon [***] notice, terminate this Section 14.l(A).
(B)
Company has elected to have the same legal counsel that has commenced the prosecution of the Licensed Patents on Stanford's behalf to continue such prosecution efforts after the Effective Date; provided, that the Company reserves the right to transfer such prosecution efforts to other legal counsel in the future. Company will reimburse Stanford for the legal fees incurred by Stanford in connection with such prosecution efforts. Stanford and Company agree that Stanford is the client of record for the attorney prosecuting the Licensed Patents. At Stanford's request, Company will provide all information and assistance to Stanford to ensure that Licensed Patent is as extensive as possible.
14.2
Patent Costs. Within [***] after receiving a statement from Stanford, Company will reimburse Stanford for all Licensed Patent's patenting expenses, including any interference or reexamination matters, incurred by Stanford after the Effective Date. In all instances, Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office
14.3
Infringement Procedure. Company will promptly notify Stanford if it believes a third party infringes a Licensed Patent or if a third party files a declaratory judgment action with respect to any Licensed Patent. During the Exclusive term of this Agreement and if Company is developing Licensed Product, Company may have the right to institute a suit against or defend any declaratory judgment action initiated by this third party as provided in Section 14.4 through and including Section 14.8.

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14.4
Stanford Suit. Stanford has the first right to institute suit, and may name Company as a party for standing purposes. If Stanford decides to institute suit, it will notify Company in writing. If Company does not notify Stanford in writing that it desires to jointly prosecute the suit within [***] after the date of the notice, Company will assign and hereby does assign to Stanford all rights, causes of action, and damages resulting from the alleged infringement. Stanford will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.
14.5
Joint Suit. If Stanford and Company so agree, they may institute suit or defend the declaratory judgment action jointly. If so, they will:
(A)
prosecute the suit in both their names;
(B)
bear the out-of-pocket costs equally;
(C)
share any recovery or settlement equally; and
(D)
agree how they will exercise control over the action.
14.6
Company Suit. If neither Section 14.4 nor 14.5 applies, Company may institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section and Company is diligently developing or selling Licensed Product. Company will diligently pursue the suit and Company will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford. Company will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford's input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. Company will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford's interests without Stanford's prior written consent. Stanford may be named as a party only if
(A)
Company's and Stanford's respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing;
(B)
Stanford is not the first named party in the action; and
(C)
the pleadings and any public statements about the action state that Company is pursuing the action and that Company has the right to join Stanford as a party.

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14.7
Recovery. If Company sues under Section 14.6, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:
(A)
any payment for past sales will be deemed Net Sales, and Company will pay Stanford royalties at the rates specified in Section 7.8;
(B)
any payment for future sales will be deemed a payment under a Sublicense, and royalties will be shared as specified in Article 4.
(C)
Company and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license.
14.8
Abandonment of Suit. If either Stanford or Company commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and Company agree on the sharing of expenses and any recovery in the suit.
15.
TERMINATION
15.1
Termination by Company. Company may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Company.
15.2
Termination by Stanford.
(A)
Stanford may also terminate this Agreement if Company:
(1)
is delinquent on any report or payment;
(2)
is not diligently developing and commercializing Licensed Product;
(3)
misses a milestone described in Appendix A;
(4)
is in breach of any provision; or
(5)
provides any false report.
(B)
Termination under this Section 15.2 will take effect 30 days after written notice by Stanford unless Company remedies the problem in that 30-day period.
15.3
Surviving Provisions. Surviving any termination or expiration are:
(A)
Company's obligation to pay royalties accrued or accruable;
(B)
any claim of Company or Stanford, accrued or to accrue, because of any breach or default by the other party; and
(C)
the provisions of Articles 8, 9, and 10 and any other provision that by its nature is intended to survive.

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16.
ASSIGNMENT
16.1
Permitted Assignment by Company. Subject to Section 16.3, Company may assign this Agreement as part of a sale or change of control, regardless of whether such a sale or change of control occurs through an asset sale, stock sale, merger or other combination, or any other transfer of:
(A)
Company's entire business; or
(B)
that part of Company's business that exercises all rights granted under this Agreement.
16.2
Any Other Assignment by Company. Any other attempt to assign this Agreement by Company is null and void.
16.3
Conditions of Assignment. Prior to any assignment, the following conditions must be met:
(A)
Company must give Stanford [***] prior written notice of the assignment, including the new assignee's contact information; and
(B)
the new assignee must agree in writing to Stanford to be bound by this Agreement; and
(C)
Stanford must have received a [***] assignment fee.
16.4
After the Assignment. Upon a permitted assignment of this Agreement pursuant to Article 16, Company will be released of liability under this Agreement and the term "Company" in this Agreement will mean the assignee.
16.5
Bankruptcy. In the event of a bankruptcy, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales, of Licensed Product.
17.
DISPUTE RESOLUTION
17.1
Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.
17.2
Request for Arbitration. Either party may request such arbitration. Stanford and Company will mutually agree in writing on a third party arbitrator within [***] of the arbitration request. The arbitrator's decision will be final and nonappealable and may be entered in any court having jurisdiction.

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17.3
Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.
17.4
Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.
17.5
Patent Validity. Any dispute regarding the vaiidity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.
18.
NOTICES
18.1
Legal Action. Company will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. Company will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.
18.2
All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Company are mailed or emailed to:

[***]

All financial invoices to Company (i.e., accounting contact) are e-mailed to:

[***]

All progress report invoices to Company (i.e., technical contact) are e-mailed to:

[***]

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

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All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

Either party may change its address with written notice to the other party.

19.
MISCELLANEOUS
19.1
Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.
19.2
Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.
19.3
Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.
19.4
Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Company submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Company or constitutes an inconvenient or improper forum.
19.5
Headings. No headings in this Agreement affect its interpretation.
19.6
Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

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The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Katharine Ku

Name:

Title:

Date:	June 14, 2015

BRAIN STETHOSCOPE, INC.

Signature:	/s/ Xingjuan Chao

Name:	Xingjuan Chao

Title:	Acting CEO

Date:	June 11th, 2015

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Appendix A - Milestones

[***]

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Appendix B - Sample Reporting Form

Stanford Docket No. S -

This report is provided pursuant to the license agreement between Stanford University and (Company Name)

License Agreement Effective Date:

Name(s) of Licensed Products being reported:

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Gross Revenue U.S. Gross Revenue Non-U.S. Gross Revenue	$ $
Net Sales
U.S. Net Sales	$
Non-U.S. Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

Comments:

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Appendix C - Intentionally Omitted

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Appendix D - Technology

[***]